FOR IMMEDIATE RELEASE

NACEL Energy Announces “Snowflake” Arizona Wind Power Project and Relocation of Corporate Office to Phoenix

PHOENIX, AZ – Tuesday, July 28, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in the business to generate clean, renewable energy, today confirmed it has entered into a long term wind development rights agreements covering 640 acres in Navajo County, Arizona. At project build-out, NACEL Energy anticipates generating 10 MW, or more, clean, renewable, wind energy at Snowflake.

The Snowflake wind energy project evidences continued, consistent application of the NACEL Energy business model – unique in the U.S. wind industry. In brief, NACEL Energy identifies interconnection points in the nation’s electric grid, and then leases nearby acreage where 6 to 18 utility class wind turbines can be constructed, without incurring the often significant transmission and related electric infrastructure upgrade costs and/or delays which can adversely impact other company’s wind power projects.

NACEL Energy’s Snowflake is located immediately adjacent to the first wind power facility built in Arizona, the multi-phase Dry Lake project developed by IBERDROLA Renewables, Inc. of Portland, Oregon.  IBERDROLA Renewables, Inc. is the North American division of IBERDROLA Renewables, S.A., a multinational company, operating in more than 20 countries, with more than 9,600 MW of installed wind power at the end of the first half of 2009. Through an arrangement facilitated by the landowner at Snowflake, IBERDROLA Renewables has agreed to release 15 months of wind data collected at its Dry Lake project, to NACEL Energy, for the development of Snowflake.

The wind data from Dry Lake is entirely analogous to Snowflake. Accordingly, NACEL Energy believes its normal development timeline has been significantly shortened. Presently, NACEL Energy’s work includes assessing an interconnection plan for Snowflake, which could encompass either Salt River Power, the option pursued by IBERDOLA Renewables at Dry Lake, or alternatively, Arizona Public Service. As with all NACEL Energy’s projects, the Company’s work at Snowflake will be announced in due course, as important milestones are achieved.

EXHIBIT 99.1

In addition, NACEL Energy announces that it is relocating its corporate offices to the Phoenix, Arizona area. The relocation of its corporate offices should be completed within the next several weeks.

NACEL Energy Chief Executive Officer, Paul Turner, Ph.D, stated:

“Snowflake is our sixth wind power project and our first outside of Texas.  We look forward in the years ahead to contributing to the economy of the Phoenix region with the relocation of our corporate offices, and, upon build-out of our wind power facility at Snowflake, to contributing to the environment of Arizona by providing energy from a clean and renewable source.”

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly-traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work at its new Snowflake project in Arizona in addition to its Leila Lakes, Hedley Pointe, Swisher, Channing Flats and Blue Creek projects, all located in the Texas Panhandle.  NACEL Energy currently anticipates 110 MW, or more, of new wind power upon their completion. The Company is also presently assessing the feasibility of wind power project opportunities in Kansas, Illinois and the Dominican Republic. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Investor Services
1-888-242-5848